EXHIBIT 23.D

                  CONSENT OF QUALIFIED INDEPENDENT UNDERWRITER

Farmland Industries, Inc.:


We consent to the references to our firm under the caption "Qualified Independent Underwriter" in the Prospectus.



                                      James H. Glen, Jr.
                                      INTERSTATE/JOHNSON LANE CORPORATION



October 2, 1995